UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         On December 6, 2017, the Board of Directors (the “Board”) of Cyclacel Pharmaceuticals, Inc. (the “Company”), at the recommendation of the Company’s Compensation and Organization Development Committee (the “Committee”), approved the renewal of the employment agreements (each, an “Employment Agreement”) of Spiro Rombotis, the President and Chief Executive Officer of the Company, and Paul McBarron, the Executive Vice President-Finance, Chief Financial Officer and Chief Operating Officer of the Company, such renewals to be effective from January 1, 2017 through January 1, 2019.

Employment Agreement for Spiro Rombotis

Pursuant to Mr. Rombotis’ Employment Agreement, Mr. Rombotis’ initial annual base salary remains unchanged at $530,553, which may be increased by the Committee from time to time, and he may also be eligible for a yearly incentive cash bonus based on a percentage of his then current base salary if he meets certain corporate and individual performance criteria set by the Committee at the beginning of each year of employment, subject to the approval of the Board. The Agreement also provides for reimbursement of reasonable and necessary expenses incurred by Mr. Rombotis in connection with the performance of his services. In addition, Mr. Rombotis is entitled to employment benefits in accordance with the Company’s benefit policies in effect from time to time.

The Agreement also provides for certain severance arrangements for Mr. Rombotis. In the event that Mr. Rombotis’ employment is terminated without “cause,” other than termination for a “change of control” (each as defined in the Agreement), the Company will be required to pay Mr. Rombotis (i) all accrued but unpaid compensation up to the time of such termination; (ii) for a period of twelve months following such termination, severance payments in the form of continuation of his base salary as in effect immediately prior to such termination, including coverage of his medical care and life insurance, unless Mr. Rombotis obtains substitute coverage (the “Severance Payments”); and (iii) six months’ accelerated vesting of any options held by Mr. Rombotis. In the event that Mr. Rombotis’ employment is terminated within six months following a “change in control” event, Mr. Rombotis will be entitled to (i) all accrued but unpaid compensation up to the time of such termination; (ii) Severance Payments for a period of 24 months; (iii) out-of-pocket expenses reasonably incurred by Mr. Rombotis in connection with his and his family’s relocation to London; and (iv) 18 months’ accelerated vesting of any options held by him. In the event of termination due to his death or disability, the Company is required to pay Mr. Rombotis (or his estate, as the case may be) (i) all accrued but unpaid compensation up to the time of such termination; (ii) Severance Payments for a period of twelve months; and (iii) he will be entitled to twelve months’ accelerated vesting of his options.

In addition, Mr. Rombotis also agreed to certain confidentiality and assignment of inventions obligations and will be subject to certain non-competition obligations for a period of one year following termination of his employment.

Employment Agreement for Paul McBarron

Pursuant to Mr. McBarron’s Employment Agreement, Mr. McBarron’s initial annual base salary remains unchanged at £208,859, which may be increased by the Committee from time to time, and he may also be eligible for a yearly incentive cash bonus based on a percentage of his then current base salary if he meets certain corporate and individual performance criteria set by the Committee at the beginning of each year of employment, subject to the approval of the Board. The Agreement also provides for reimbursement of reasonable and necessary expenses incurred by Mr. McBarron in connection with the performance of his services. In addition, Mr. McBarron is entitled to employment benefits in accordance with the Company’s benefit policies in effect from time to time.

The Agreement also provides for certain severance arrangements for Mr. McBarron. In the event that Mr. McBarron’s employment is terminated without “cause,” other than termination for a “change of control” (each as defined in the Agreement), the Company will be required to pay Mr. McBarron (i) all accrued but unpaid compensation up to the time of such termination; (ii) Severance Payments for a period of twelve months following such termination; and (iii) six months’ accelerated vesting of any options held by Mr. McBarron. In the event that Mr. McBarron’s employment is terminated within six months following a “change in control” event, Mr. McBarron will be entitled to (i) all accrued but unpaid compensation up to the time of such termination; (ii) Severance Payments for a period of 12 months; and (iii) 18 months’ accelerated vesting of any options held by him. In the event of termination due to his death or disability, the Company is required to pay Mr. McBarron (or his estate, as the case may be) (i) all accrued but unpaid compensation up to the time of such termination; (ii) Severance Payments for a period of twelve months; and (iii) he will be entitled to twelve months’ accelerated vesting of his options.

In addition, Mr. McBarron agreed to certain confidentiality and assignment of inventions obligations and will be subject to certain non-competition obligations for a period of one year following termination of his employment.

Mr. McBarron’s Agreement also contains certain provisions to assure compliance under the laws of the United Kingdom, Mr. McBarron’s place of employment.

The foregoing descriptions of the Employment Agreements do not purport to be complete and are qualified in their entirety by reference to the Employment Agreements filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01	Other Events.

Dividend on 6% Convertible Exchangeable Preferred Stock

On December 6, 2017, the Board declared a quarterly cash dividend in the amount of $0.15 per share on the Company’s 6% Convertible Exchangeable Preferred Stock (“Preferred Stock”). The cash dividend will be payable on February 1, 2018 to the holders of record of the Preferred Stock as of the close of business on January 12, 2018.

The Board considered numerous factors in determining whether to declare the quarterly dividend, including the requisite financial analysis and determination of a surplus. While the Board will analyze the advisability of the declaration of dividends in future quarters, there is no assurance that future quarterly dividends will be declared.

 Press Release

On December 12, 2017, Cyclacel Pharmaceuticals, Inc. issued a press release announcing the presentation of results from its pivotal Phase 3 SEAMLESS study in elderly patients aged 70 years or older with newly diagnosed acute myeloid leukemia (AML), who are not candidates for or have refused intensive induction chemotherapy. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Document
10.1	Employment Agreement between Cyclacel Pharmaceuticals, Inc. and Spiro Rombotis
10.2	Employment Agreement between Cyclacel Pharmaceuticals, Inc. and Paul McBarron
99.1	Press release, dated December 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance, Chief Financial Officer and Chief Operating Officer

Date: December 12, 2017